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                                                                   EXHIBIT 99.1

                           Press Release dated July 1, 1997

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                                                                   EXHIBIT 99.1

CONTACT:
Carolyn Underwood                      Douglas MacDougall
Vice President, Marketing &            Feinstein Kean Partners
  Investor Relations                   (617) 577-8110
Triangle Pharmaceuticals, Inc.
(919) 493-5980


FOR IMMEDIATE RELEASE:
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               TRIANGLE PHARMACEUTICALS AGREES TO ACQUIRE AVID CORP.

        -- TRIANGLE TO ADD A PROTEASE INHIBITOR TO ITS ANTI-HIV PORTFOLIO --

DURHAM, NC, JULY 1, 1997 -- Triangle Pharmaceuticals, Inc. (Nasdaq: VIRS) has signed an agreement to acquire Avid Corporation, a private, antiviral pharmaceutical company. This acquisition will provide Triangle access to a novel protease inhibitor to complement its portfolio of anti-HIV compounds.

If the acquisition is completed, Triangle will pay $1,250,000 cash and 400,000 shares of Triangle Common Stock, plus up to an additional 2,100,000 shares of Triangle Common Stock contingent upon the attainment of certain development milestones. Triangle currently expects the acquisition to be completed by August 30, 1997. The closing of the acquisition is subject to conditions that must be satisfied.

Avid's principal assets consist of worldwide license rights to a protease inhibitor for the treatment of HIV infection (DMP-450), early, preclinical stage compounds for the treatment of Hepatitis B virus (HBV) infection, proprietary assays to screen drug candidates for the treatment of HBV and assay technology for the potential use is screening drug candidates for the treatment of Hepatitis C virus (HCV) infection.

"The addition of a protease inhibitor will enhance the breadth of our anti-HIV portfolio which includes three nucleoside reverse transcriptase inhibitors and one non-nucleoside reverse transcriptase inhibitor," stated David W. Barry, M.D., Chairman and Chief Executive Officer of Triangle Pharmaceuticals, Inc. "DMP-450, which belongs to a novel chemical class and appears to have good bioavailability, is entering into Phase Ib/IIa multi-dose clinical trials. Avid's HBV and HCV technology will also give added depth to our programs to treat these serious and widespread diseases."

                                        -more-

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"The development of DMP-450 and the hepatitis technology will result in an increase in our development expenses and operating losses," said M. Nixon Ellis, President of Triangle. "We will, however, work together to achieve optimal synergies, integrate and streamline overlapping functions and control expenditures that should eventually include the consolidation of operations in Durham, North Carolina."

Triangle Pharmaceuticals, Inc., based in Durham, North Carolina, is engaged in the development of new drug candidates primarily in the antiviral area, with a particular focus on therapies for the human immunodeficiency virus, including the acquired immunodeficiency syndrome, and hepatitis B virus. Prior to their employment with the Company, members of the Company's management team played instrumental roles in the identification, clinical development and commercialization of several leading antiviral therapies.

Avid Corporation, located in Philadelphia, PA, is a privately held pharmaceutical company focused on the development of drug candidates to combat viral diseases.

Statements in this press release may constitute forward-looking statements and are subject to numerous risks and uncertainties, including the failure to complete the acquisition of Avid, the Company's ability to successfully develop and commercialize compounds acquired from Avid, proprietary rights relating to Avid's technology, the failure to successfully complete pivotal clinical trials, the Company's future capital needs, the Company's ability to obtain additional funding and required regulatory approvals, the development of competitive products by others, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The actual results may differ materially from those projected in the forward-looking statements. The Company disclaims any obligation to update these forward-looking statements.

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